Exhibit 32.1
CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Will Powell, Chief Executive Officer and President of Sears Hometown and Outlet Stores, Inc. (the “Company”) and E.J. Bird, Senior Vice President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the 53 weeks ended February 3, 2018 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 18, 2018

/s/ WILL POWELL
Will Powell
Chief Executive Officer and President

/s/ E.J. BIRD
E.J. BIRD
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)